EXHIBIT 99

CAUTIONARY STATEMENT

MedicalCV, Inc., or persons acting on our behalf, or outside reviewers retained by us making statements on our behalf, or underwriters of our securities, from time to time, may make, in writing or orally, “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995.  This Cautionary Statement, when used in conjunction with an identified forward-looking statement, is for the purpose of qualifying for the “safe harbor” provisions of the Litigation Reform Act and is intended to be a readily available written document that contains factors which could cause results to differ materially from such forward-looking statements.  These factors are in addition to any other cautionary statements, written or oral, which may be made, or referred to, in connection with any such forward-looking statement.

The following matters, among others, may have a material adverse effect on our business, financial condition, liquidity, results of operations or prospects, financial or otherwise.  Reference to this Cautionary Statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements.

We have a history of losses and no assurance of future profitability.   We have incurred losses in each of the last nine fiscal years. We had net losses of $6,238,990 for the fiscal year ended April 30, 2004, and $19,094,872 for the fiscal year ended April 30, 2005. We expect to continue to incur substantial losses through fiscal year 2007 and into fiscal year 2008 as we continue development of new products. As of January 31, 2006, we had an accumulated deficit of $44,628,003. We estimate that we have sufficient capital for operations until the first quarter of fiscal year 2008 to develop and launch products within our ATRILAZE system for ablation of cardiac tissue, a procedure used for the potential treatment of atrial fibrillation. Substantial additional financing will be needed thereafter to build market share for our ATRILAZE system and to respond to competitive pressures or unanticipated requirements. Our failure to obtain such financing when required could adversely affect our competitive position and results of operations. We will incur additional losses until we are able to introduce new products and generate substantial revenues, while maintaining reasonable expense levels, all of which involve uncertainty. In addition, the report of our independent registered public accounting firm for fiscal years 2004 and 2005 includes an explanatory paragraph expressing doubt about our ability to continue as a going concern.

As a result of our exit from the mechanical heart valve business, our revenue in fiscal year 2005 substantially decreased. We do not expect to realize significant revenue until we introduce new products to the marketplace.   In November 2004, we decided to cease the manufacture of mechanical heart valves. In April 2005, we decided to exit the mechanical heart valve business. As a result, our revenues from heart valve sales, our primary source of sales to date, have declined significantly and ceased in May 2005. Due to our recent entry into the atrial fibrillation market, we do not expect to generate substantial revenues until the fourth quarter of fiscal year 2007, at the earliest. Even if we begin to recognize revenues from our ATRILAZE system, it may be several years, if ever, before we achieve profitability and positive cash flow. If we do achieve profitability, we cannot assure you that we would be able to sustain or increase profitability on a quarterly or annual basis in the future.

Our acquisition of preferred stock and related warrant exercises have resulted in a concentration of ownership.   In December 2005 and January 2006, investors who purchased preferred stock and warrants in our April 2005 private placement sold back their preferred stock to our company and exercised their related warrants. The common stock issued in connection with such transaction represented over 85 percent of the outstanding common stock at the completion of the transaction. A major portion of such securities were acquired by PKM Properties, LLC (“PKM”), an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities. Should these investors agree to vote in concert, they would control our company. To our knowledge, these investors have not acted as a group in seeking, negotiating or making their investments in our company and consider themselves independent investors.

The exercise of outstanding warrants may depress the price of our common stock and dilute the ownership interests of existing common shareholders.   If the holders of our outstanding warrants were to exercise their warrants and sell their shares into the market, these sales could lower the market price of our common stock and dilute the holdings of existing common shareholders. Dilution or the potential for dilution could also materially impair our ability to raise capital through the future sale of equity securities.

The issuance of additional equity securities in a future financing could trigger the anti-dilution provisions of our outstanding warrants.   If we were to issue additional equity securities at a per share price lower than the exercise price of our outstanding warrants, then the exercise price of such warrants would automatically adjust downward on either a weighted-average or full-ratchet basis. While we have no plans to issue securities in a manner that would trigger these anti-dilution provisions, we could elect to do so in the future or be required to do so in order to finance the company. Such adjustments could further dilute the holdings of existing common shareholders.

If we fail to register and maintain registration for the common stock issued upon conversion of preferred stock, in our acquisition of preferred stock and the related warrant exercises, we face substantial monetary charges.   In connection with our April 2005 private placement and our December 2005 and January 2006 preferred stock purchases, we entered into registration rights agreements in which we agreed to prepare and file with the SEC by certain filing dates, registration statements to register certain shares of common stock, which registrations must be maintained effective throughout a period of up to five years. If we fail to file any registration statement by a required filing date, or a registration statement is not declared effective by a specified effectiveness date, or after an effective date, the registration statement ceases to be effective and available to the holders of the securities that were registered for more than an aggregate of 40 trading days in any consecutive 12 month period, then in addition to other rights which such holders may have against us under applicable law, we are obligated to pay as liquidated damages to such holders for each calendar month or portion thereof an amount equal to 1.5 percent of the aggregate amount invested by the investors until we satisfy the requirements of the registration rights agreement.

We estimate that our current capital resources will fund our operations until the first quarter of fiscal year 2008, but we will require substantial additional financing, which may be difficult to obtain. Our failure to obtain necessary financing or doing so on unfavorable terms could adversely affect our product development program and marketing efforts.   Our future capital requirements will depend on many factors, including:

•       The cost of product development, such as outsourced design and engineering services, and product prototyping;

•       The timing of, and the costs involved in, obtaining regulatory approvals;

•       The cost of enhancing and protecting our intellectual property portfolio;

•       The cost of manufacturing and related outsourced services;

•       The cost of commercialization, including product demonstration, promotion and marketing;

•       The need to upgrade corporate systems and hardware;

•       The cost of building inventory to support sales;

•       The costs involved in any patent infringement actions that we initiate or that are brought against us by third parties;

•       Our ability to establish and maintain collaborative arrangements;

•       Our advancement of other product candidates into development;

•       The cost of communicating with the public and our shareholders, including public relations and investor relations expenses; and

•       Potential acquisition or licensing of other products or technologies.

Additional financing may not be available to us when we need it and it may not be available on favorable terms. If we are unable to obtain adequate financing on a timely basis, we may be required to significantly curtail or cease product development. We could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own. If we raise additional funds by issuing equity securities, our then-existing shareholders will experience ownership and/or share price dilution and the terms of any new equity securities may have preferences over our common stock.

We may be unsuccessful in our efforts to shift our business model to target high growth markets in cardiovascular surgery.   By changing our focus to cardiac ablation products, we hope to reduce our reliance upon financing transactions, which may not be available to us in the future. We cannot, however, assure you that our efforts to change our product offerings will:

•       Be attainable;

•       Be profitable;

•       Reduce our reliance upon future financing transactions; or

•       Enable us to continue operations.

Our products under development for the stand-alone, minimally invasive ablation of cardiac tissue for the potential treatment of atrial fibrillation are critical to our success.   We acquired technology for the ablation of cardiac tissue to treat atrial fibrillation in the concomitant open-heart surgery setting in August 2003. We intend to develop products for minimally invasive (closed-chest, beating heart) ablation of cardiac tissue as a potential means to treat atrial fibrillation. We cannot assure you that we will be able to design, develop and commercialize such products. We may need to secure or license technology from other companies in order to complete our products. There can be no assurance that if such licenses are needed, they will be available on satisfactory economic terms.

We can give no assurance that our ATRILAZE system will be equal to or superior to other systems for the ablation of cardiac tissue.   Our ATRILAZE system is based upon the use of laser energy to ablate cardiac tissue. Although laser energy has been used widely in various cardiac procedures, and we have obtained FDA 510(k) clearance to use the ATRILAZE system for cardiac tissue ablation, we have not yet conducted comparative studies in a human clinical setting. Accordingly, there can be no assurance that the ATRILAZE system will be clinically effective or commercially accepted.

We cannot assure you that use of the ATRILAZE system for the potential treatment of atrial fibrillation will gain physician acceptance.   A limited number of cardiovascular surgeons and cardiologists can influence medical device selection and purchase decisions for a large portion of the target cardiovascular surgery patient population. We cannot assure you that ATRILAZE will gain any significant degree of physician acceptance, or that users will accept our system as preferable to alternative products or methods of treatment. Physician acceptance of ATRILAZE depends upon our ability to demonstrate the clinical advantages of such system.

Several major corporations have announced business acquisitions and programs to develop products to treat atrial fibrillation.   These corporations include Guidant Corp, St. Jude Medical, Inc., Edwards Lifesciences, LLC, Medtronic, Inc. and Boston Scientific Corporation. These corporations have resources significantly greater than MedicalCV to aid in their product development efforts. These corporations are well known in the cardiovascular surgery market and have large, well-trained sales forces. One or more of these corporations could introduce successful products before we do or introduce more innovative products. We cannot assure you that even if we introduce a product for minimally invasive cardiac tissue ablation and the potential treatment of atrial fibrillation that we will be able to effectively compete against these or other corporations.

Ablation of cardiac tissue is one approach to potentially treating atrial fibrillation.   Large pharmaceutical companies market drugs for the treatment of atrial fibrillation. There may be other surgical, electro-physiological or biological treatments developed for atrial fibrillation. We cannot assure you that even if we introduce a product for minimally invasive cardiac tissue ablation and the potential treatment of atrial fibrillation that drug, biopharmaceutical, or other alternative technologies will not be introduced that would make our product noncompetitive or obsolete.

We may be unable to establish and protect our proprietary rights which are critical to our success in developing products for cardiac tissue ablation and the potential treatment of atrial fibrillation.   We have no patents issued to us covering our soft tissue ablation products. We had filed ten U.S. patent applications, one provisional U.S. patent application and one international patent application as of March 17, 2006, covering products we have designed for use in treating atrial fibrillation. We expect to seek patent protection for additional products that we may develop in the future. Our success will depend, in part, on our ability to protect our products and to manufacture and sell them without infringing the rights of third parties. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain. In addition, the laws of many countries may not afford protection for our proprietary rights to the same extent as U.S. laws. We cannot assure you that:

•       Any pending patent applications or any future patent applications will result in the issuance of patents;

•       The scope of any patent protection will be effective to exclude competitors or to provide competitive advantages to us;

•       We will be able to commercially exploit any issued patents before they expire;

•       Any of our patents will be held valid if subsequently challenged;

•       Others will not claim rights in, or ownership of, the patents and other proprietary rights we hold;

•       Our products and processes will not infringe, or be alleged to infringe, the proprietary rights of others; or

•       We will be able to protect meaningful rights in proprietary technology over which we do not hold patents.

Furthermore, we cannot assure you that others have not developed or will not develop products that may duplicate our products or manufacturing processes, or that others will not design around our patents. Other parties may independently develop or otherwise acquire substantially equivalent techniques, gain access to our proprietary technology or disclose such technology. In addition, whether or not we obtain additional patents, others may hold or receive patents covering components of products we independently develop in the future.

We may be subject to claims that we infringe the intellectual property rights of third parties, which could adversely affect the sale of our products and our financial condition.   The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. Litigation, which would likely result in substantial cost to us, may be necessary to enforce any patents issued or licensed to us and/or to determine the scope and validity of others’ proprietary rights. Our competitors hold issued patents which may result in claims of infringement against us or other patent litigation. We also may have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to determine the priority of inventions.

We are aware of patents issued to our competitors and are aware that these competitors have patent applications pending. These patents and applications could become the basis for infringement claims against us. In May 2005, we received a letter from Edwards Lifesciences, LLC (“Edwards”) concerning our ATRILAZE soft tissue ablation products, which are the subject of some of our patent applications. Edwards does not claim that our products infringe any of its patents. Edwards’ letter calls to our attention six of its patents and requests us to comment on how our products differ from the claimed methods and apparatus of the six specified Edwards patents. We have reviewed the specified Edwards patents and discussed them with our patent counsel, and believe that our ATRILAZE system does not infringe any of these patents. Legal proceedings brought against us by competitors alleging that our products infringed their patents, whether with or without merit, could be time-consuming for our management and employees, result in costly litigation, cause product shipment delays, require us to pay damages or settlement amounts, or require us to:

•       Cease manufacturing and selling the product in question, which could seriously harm our business;

•       Enter into royalty-bearing licensing agreements; or

•       Design commercially acceptable non-infringing alternative products.

We cannot assure you that we would be able to obtain licensing agreements, if required, on terms acceptable to us or at all, or that we would be able to develop commercially acceptable non-infringing alternative products. Our failure to do so could have a material adverse effect upon our business, financial condition, operating results and cash flows.

If patients allege that the use of our cardiovascular surgery devices injured them, we may face substantial product liability claims.   Substantial product liability litigation exists within the medical device industry. Our products are used in cardiovascular surgery, and their failure may result in patient injury or death. We have had product liability claims asserted against us in the past, which were resolved under our insurance coverage without significant financial cost to us. We cannot assure you, however, that future product liability claims will not exceed the limits of our insurance coverage or that such insurance will continue to be available to us on commercially reasonable terms, or at all. Consequently, a product liability claim or other claim with respect to uninsured liabilities, or in excess of insured liabilities, could have a material adverse effect on our business, financial condition, operating results and cash flows. In addition, adverse publicity resulting from product liability litigation may materially adversely affect us regardless of whether the claims are valid or whether we are liable. Furthermore, these claims would likely divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

In addition to new products, we sold more than 50,000 mechanical heart valves between 1992 and 2005. We assume that a majority of the patients who received our heart valves are still alive. If any of these patients were to have a problem with a heart valve, they could assert claims for damages against us. In April 2005, we placed our products liability insurance with a new insurance carrier. Our new policy provides us with potential coverage for claims of up to $5,000,000 per occurrence and in the aggregate per policy year. Concurrently, we purchased a three-year extended reporting coverage endorsement from our former carrier which was unwilling to renew our coverage on the previous terms. The extended reporting period coverage will allow us to seek coverage under the prior policy for products claims arising from occurrences which took place during such policy period but which were not asserted against us during the previous policy period.

In March 2005, we became aware that a patient who had been implanted with our heart valve had died. We have not received any claims related to this matter but believe that any such claim would be covered by our existing liability insurance. Based upon the expectation that insurance will cover the cost of any claims after our payment of the deductible, we do not expect the ultimate resolution of this matter to have a material effect on our business, financial condition, operating results and cash flows.

Key employees could leave our company at any time, thereby adversely affecting our product development and profitability.   We depend heavily on the technical knowledge and industry expertise of our management team. The development and execution of our business plan depends upon these individuals. The departure of key people could materially and adversely affect our business, financial condition, operating results and cash flows.

We may be unable to recruit, motivate and retain qualified employees.   Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including those who concentrate in research and development, sales, marketing and manufacturing, to keep pace with our product development schedules. Even though we have not experienced shortages of qualified people to date, qualified individuals needed to fill these positions could be in short supply in our market. Our inability to recruit, motivate and retain such individuals may delay the planned launch of new products, including the recruitment of individuals to develop our cardiac ablation products, or result in high employee turnover, either of which could have a material adverse effect on our business, financial condition, operating results and cash flows. Additionally, competition for qualified employees could require us to pay higher wages and provide additional benefits to attract sufficient employees.

Our ability to attract and retain our management team, research, development, clinical, medical device sales personnel and others depends to some extent on our continued ability to issue stock options or other forms of equity compensation awards. We will be required to record compensation expense related to employee compensation awards in our financial statements beginning in our fiscal year 2007, which could harm our future reported operating results and cause unexpected fluctuations in our expenses.   Among other option issuances we have made, in April 2005, we issued options to key members of our management team for the purchase of an aggregate of 6,665,675 shares of common stock. These options will vest over a four-year period commencing April 1, 2006 (to the extent of 25 percent on such date and 6.25 percent quarterly thereafter). While we expect to grant additional stock options to current management personnel and other key employees after their hire dates to provide additional incentives to remain with us, their initial grants are usually much larger than subsequent grants. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” which will apply to us after April 30, 2006. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires such transactions be accounted for using a fair-value-based method and the resulting cost to be recognized in the financial statements over the option vesting periods. Recording compensation expense in the statement of operations for employee stock options using the fair value method could have a significant negative effect on our reported financial results, particularly if we grant a significant number of options to our employees in future periods.

We may need to fund multiple research studies throughout the lifecycle of each of our products, providing statistically significant scientific data to regulatory agencies and cost effectiveness data to third party payers.   The FDA, foreign regulatory agencies and third party health care payers may require scientific clinical outcomes data and cost effectiveness data. We will need to provide this data throughout our products’ lifecycles. Payers and governmental agencies may change the frequency and breadth of clinical research required, potentially significantly increasing our costs. Without adequate positive outcomes data that demonstrate advantages from the use of our ATRILAZE system, we may not achieve any significant market penetration. We cannot assure you that our outcomes data will be adequate to meet present or future medical device utility requirements. If our outcomes data does not meet such requirements, we may be unable to sell our products or obtain third party reimbursement for the costs of our products.

Substantial government regulation in the U.S. and abroad may restrict our ability to sell our ATRILAZE system, or other products.   The FDA and comparable regulatory authorities in foreign countries extensively and rigorously regulate our products, product development activities and manufacturing processes. In the U.S., the FDA regulates the introduction of medical devices as well as the manufacturing, labeling and record-keeping procedures for such products. We are required to:

•       Obtain clearance before we can market and sell medical devices;

•       Satisfy content requirements applicable to our labeling, sales and promotional materials;

•       Comply with manufacturing and reporting requirements; and

•       Undergo rigorous inspections.

The process of obtaining marketing clearance for new medical devices from the FDA can be costly and time consuming. For example, the premarket clearance process can require numerous years to complete. We cannot assure you that our future products will obtain FDA clearance on a timely basis, or at all. Our products must also comply with laws and regulations of foreign countries in which we market such products. In general, the extent and complexity of medical device regulation is increasing worldwide. This trend may continue, and the cost and time required to obtain marketing clearance in any given country may increase as a result. We cannot assure you that our products will obtain any necessary foreign clearances on a timely basis, or at all.

Once medical devices are cleared for sale, regulatory authorities may still limit the use of such products, prevent the sale or manufacture of such products or require a recall or withdrawal of such products from the marketplace.   Following initial clearance from regulatory authorities, we continue to be subject to extensive regulatory requirements. Government authorities can withdraw marketing clearance due to our failure to comply with regulatory standards or due to the occurrence of unforeseen problems following initial clearance. Ongoing regulatory requirements are wide-ranging and govern, among other things:

•       Annual inspections to retain CE mark for sale of products in the European Union;

•       Product manufacturing;

•       Supplier substitution;

•       Product changes;

•       Process modifications;

•       Medical device reporting; and

•       Product sales and distribution.

The FDA and various government agencies inspect our facilities from time to time to determine whether we are in compliance with applicable laws and regulations. If we fail to comply or maintain compliance with medical device laws or regulations, regulatory authorities may fine us and bar us from selling our products. If the FDA believes we are not in compliance with such laws or regulations, it can:

•       Seize our products;

•       Require a recall;

•       Withdraw previously granted market clearances;

•       Implement procedures to stop future violations; and/or

•       Seek civil and criminal penalties against us.

We may be subject to fines, penalties or injunctions if we are determined to be promoting the ATRILAZE system for unapproved, “off-label,” or new uses, or making false, misleading or

unsubstantiated claims, which would harm our operating results and reduce the value of your investment.   Our promotional materials and training methods for physicians must be in compliance with FDA and other applicable regulations. FDA regulations prohibit us from promoting or advertising the ATRILAZE system for uses not within the scope of our clearances and from making unsupported safety or effectiveness claims. These determinations can be subjective and the FDA may disagree with our promotional claims. The ATRILAZE system has been cleared for the ablation of soft tissue, including cardiac tissue, and for no other indication. If the FDA determines that our promotional materials or training constitutes promotion of an unapproved use, or makes false or misleading claims or claims not supported by adequate scientific data, the agency could subject us to serious enforcement sanctions and/or limit the promotional claims that we are permitted to make for the ATRILAZE system. The FDA typically does not permit promotional claims for a device based upon physician reports and other anecdotal data. There can be no assurance, therefore, that the FDA would agree that any independent peer-reviewed studies are scientifically adequate to support the claims we make for the ATRILAZE system. Furthermore, the FDA could require that we obtain a new 510(k) clearance or PMA approval in order to make performance or clinical outcome claims for the ATRILAZE system. The FDA also may limit or prohibit claims based on comparison of the ATRILAZE system versus other surgical cardiac tissue ablation technologies and devices in the absence of a scientifically valid head-to-head clinical trial or other adequate supporting data. Any legal limitations on the promotional claims we may make for the ATRILAZE system could adversely affect our sales.

As a medical device manufacturer, we are subject to federal and state laws prohibiting “kickbacks” and false or fraudulent claims, which, if violated, could subject us to substantial penalties. A challenge to or investigation into our practices under these laws could cause adverse publicity, be costly to respond to, and harm our business.   A federal law commonly known as the Medicare/Medicaid anti-kickback law, and several similar state laws, prohibit payments that are intended to induce physicians or others either to refer patients or to acquire or arrange for or recommend the acquisition of healthcare products or services. These laws limit the kinds of financial arrangements, including sales programs, we are allowed to have with physicians, surgery centers, hospitals or other potential purchasers of the ATRILAZE system. Other federal and state laws generally prohibit individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payers that are false or fraudulent, or for items or services that were not provided as claimed. Anti-kickback and false claims laws prescribe potentially substantial civil and criminal penalties for noncompliance. Even an unsuccessful challenge or investigation into our practices could cause adverse publicity and be costly to respond to, and thus could harm our business and results of operations.

The uncertainty of third party reimbursements and possible health care reforms may adversely affect us.   Our ability to market products successfully in the U.S. depends in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health insurers, health maintenance organizations and other third party payers. Payers may challenge the need for, and prices of, medical products and services. Payers may deny reimbursement for procedures that they deem experimental or for devices used in ways other than as cleared by the FDA or stated in their indications for use. With respect to our products, some payers could deny coverage until the medical profession generally accepts the devices. The inability of hospitals and other providers to obtain reimbursement from third party payers for our products would have a material adverse impact on our business, financial condition, operating results and cash flows. Health care reform may also impact sales of new products in the U.S. Reforms may include:

•       Mandated basic health care benefits;

•       Controls on health care spending through limiting the growth of private health insurance premiums and Medicare and Medicaid spending; and

•       Fundamental changes to the health care delivery system.

We anticipate that the U.S. Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies, and that public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, we cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on our ability to market our products. Laws resulting from such reform initiatives could adversely impact our business, financial condition, operating results and cash flows.

If we are unable to successfully address the material weakness in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.   As of April 30, 2005 and January 31, 2006, we did not maintain effective controls over the preparation, review, presentation and disclosure of our statement of operations. Specifically, we incorrectly reported certain expenses as part of continuing operations rather than as part of discontinued operations, in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of our financial statements for the fiscal year ended April 30, 2005 and the three and six-month periods ended October 31, 2004. Accordingly, management determined that this control deficiency constitutes a material weakness in our internal control over financial reporting.

A material weakness is a control deficiency or a combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected. We have taken steps to remediate the material weakness that include a thorough review of the classification requirements of each component line item and the individual elements that comprise each line item of the statement of operations, in accordance with generally accepted accounting principles. Although we have taken these steps, we cannot assure that this control deficiency will not result in a misstatement in the future.

We have developed a plan to address this material weakness that includes adding additional professional accounting personnel. On an interim basis, we engaged a senior financial consultant in February 2006 to provide an immediate expansion in our technical finance and accounting resources. This individual will be retained until additional accounting personnel have been employed. We will continue to assess the adequacy and appropriateness of our financial staff and adjust accordingly as changes in our business warrant. Management believes that our plan to address this material weakness, when fully implemented, will remediate this material weakness. Although we are not certain when the material weakness will be remediated, we will need a period of time over which to demonstrate that these controls are functioning appropriately to conclude that we have adequately remediated the material weakness.

We cannot be certain that additional material weaknesses in our internal control over financial reporting will not be discovered in the future. Any failure to remediate the unremediated material weakness described above or any future material weaknesses or to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm.   As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring public companies to include a report of management on internal control over financial reporting in their annual reports, including Annual Reports on Form 10-KSB, which we file. In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting as well as the operating effectiveness of the company’s internal controls over financial reporting. We expect to be subject to these requirements for the fiscal year ending April 30, 2008.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no assurance that we will not receive an adverse report on our assessment of our internal controls over financial reporting and/or the operating effectiveness of our internal controls over financial reporting from our independent registered public accounting firm.

In the event we fail to remediate the unremediated material weakness described above, we identify significant deficiencies or material weaknesses in our internal controls over financial reporting that we cannot remediate in a timely manner or we receive an adverse report from our independent registered public accounting firm with respect to our internal controls over financial reporting, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could be adversely affected.

In addition to the above, in the event that our independent registered public accounting firm is unable to rely on our internal controls over financial reporting in connection with their audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy themselves as to the material accuracy of our financial statements and related disclosures, it is possible that we could receive a qualified or adverse audit opinion on those financial statements. In that event, the market for our common stock could be adversely affected. In addition, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could be adversely affected.

Fluctuations in our operating results may result in decreases in the price of our securities.   Our operating results have and will continue to fluctuate significantly because of several factors, including the timing of FDA clearance, government policies regarding payment for our products and new technology. Consequently, our operating results may fall below the expectations of public market analysts and investors. In that event, the price of our securities would likely decrease.

We cannot predict the outcome of legal proceedings and an adverse determination could negatively impact our financial results.   In March 2006, J Giordano Securities LLC (d/b/a J Giordano Securities Group) (“JGSG”) filed suit against our company claiming that it is entitled to damages due to an alleged breach of the engagement agreement, as amended, between us and JGSG. In particular, JGSG claims that the exercise of outstanding warrants for the purchase of common stock by certain JGSG-identified investors and our purchase of outstanding shares of 5% Series A Redeemable Convertible Preferred Stock from certain JGSG-identified investors in December 2005 and January 2006 entitle JGSG to damages no less than $1,431,789. Although we intend to vigorously defend ourselves against such lawsuit, an adverse resolution of this claim could negatively impact our financial results.

You may have difficulty reselling our common stock.   Our securities are subject to certain rules of the SEC relating to “penny stocks.” Such rules require broker-dealers to make a suitability determination for purchasers and to receive the purchaser’s prior written consent for a purchase transaction, thus restricting the ability to purchase or sell our securities in the open market. In addition, trading in our securities is conducted in the over-the-counter market on the OTC Bulletin Board, which was established for securities that do not meet Nasdaq listing requirements. We cannot assure you of an active public market for our common stock. Selling our securities also may be difficult because of the quantity of securities that may be bought and sold, the possibility that transactions may be delayed, and the low level of security analyst and news media coverage given to over-the-counter stocks. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.

Minnesota law and our ability to issue preferred stock could deter a take-over or acquisition of our company.   Our articles of incorporation authorize the issuance of shares of preferred stock. Our board of directors, without any action by our shareholders, is authorized to designate and issue preferred stock in such classes or series, as it deems appropriate and establish the rights and privileges of such shares, including liquidation and voting rights. Our ability to designate and issue preferred stock having preferential rights over our common stock could adversely affect the voting power and other rights of holders of common stock. We are also subject to the Minnesota Business Corporation Act, which includes provisions that limit the voting rights of persons acquiring specified percentages of shares of an issuing public corporation in a “control share acquisition” and restrict “business combinations” between issuing public corporations and specified persons acquiring their securities. Our ability to issue preferred stock and the application of the provisions of Minnesota law discussed above could impede or deter another party from making a tender offer or other proposal to acquire our company.

Our affiliated shareholders have significant control over our company, which could reduce your ability to receive a premium for your securities through a change in control.   As of March 17, 2006, officers and directors of our company beneficially owned approximately 20.7 percent of our outstanding common stock. As a result, they may be able to control our company and direct our affairs, including the election of directors and approval of significant corporate transactions. This concentration of ownership could also delay, defer or prevent a change in control of our company, and make some transactions more difficult or impossible without their support. These transactions might include proxy contests, tender offers, open market purchase programs or other share purchases that could give our shareholders the opportunity to realize a premium over the then prevailing market price of our securities. As a result, this concentration of ownership could depress the price of our securities.